     As Filed With the Securities and Exchange Commission on May 17, 1995
                                               Registration No. 33-
                                                                   ------
- -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                ---------------

                                    FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                              NEWPORT CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada
(State or other jurisdiction                          094-0849175
of incorporation or organization)         (I.R.S. Employer Identification No.)


                  1791 Deere Avenue, Irvine, California 92714
                                 (714) 863-3144

  (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                ---------------

          Robert C. Hewitt, Vice President, Chief Financial Officer,
                           Secretary and Treasurer
                             Newport Corporation
                               1791 Deere Avenue
                           Irvine, California 92714
                                (714) 863-3144

(Name, address, including zip code, and telephone number, including area code of agent for service)

                                    Copy to:
                          William R. Rauth, III, Esq.
                             Lawrence B. Cohn, Esq.
        Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

     Approximate date of commencement of proposed sale to public: The later of May 15, 1995 or as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------
                                    Proposed maximum     Proposed maximum
Title of securities  Amount to be    offering price     aggregate offering      Amount of
to be registered      registered      per share (1)         price (1)        registration fee
- ---------------------------------------------------------------------------------------------
  Common Stock,       1,379,000
  no par value         shares             $8.25            $11,376,750           $3923.02
- ---------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low price reported by Nasdaq National Market for the Common Stock on May 12, 1995, which was approximately $8 1/4 per share.

                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                              NEWPORT CORPORATION

                       1,379,000 SHARES OF COMMON STOCK
                                (NO PAR VALUE)
                                --------------
     There may be offered for sale from time to time for the accounts of the shareholders of Newport Corporation (the "Company") identified herein (the "Selling Shareholders") up to 1,379,000 shares of Common Stock, no par value per share (the "Common Stock") of the Company as follows: (i) 1,251,000 shares of Common Stock which were issued to the former shareholders (the "Former ROI Shareholders") of RAM Optical Instrumentation, Inc., a California corporation ("ROI") pursuant to a Stock Purchase Agreement, dated February 14, 1995 (the "ROI Stock Purchase Agreement"), under which the Company acquired 100% of the outstanding common stock of ROI, and (ii) 128,000 shares of Common Stock which were issued to the former shareholders (the "Former LCI Shareholders") of Light Control Instruments, Inc., a California corporation ("LCI") pursuant to a Stock Purchase Agreement, dated March 30, 1995 ("the LCI Stock Purchase Agreement"), under which the Company acquired 100% of the outstanding common stock of LCI. See "Selling Shareholders." The foregoing transactions were completed independently and were unrelated.

     The Company's Common Stock is traded on the Nasdaq National Market under the symbol NEWP. The average of the high and low price of the Common Stock on May 12, 1995, as reported by Nasdaq, was $8 1/4.

     All or a portion of the Common Stock offered by this Prospectus may be offered for sale, from time to time on the Nasdaq National Market or on one or more exchanges, or otherwise at prices and terms then obtainable, or in negotiated transactions. The distribution of these securities may be effected in one or more transactions that may take place on the over-the-counter market, including, among others, ordinary brokerage transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

     The Company will not receive any part of the proceeds from the sale of Common Stock. See "Use of Proceeds." The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Shareholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

                  The date of this Prospectus is May 17, 1995.

                               TABLE OF CONTENTS
                               -----------------

                                                           PAGE
    Available Information.............................      2
    Incorporation of Certain Documents by Reference...      3
    The Company.......................................      4
    Use of Proceeds...................................      4
    Selling Shareholders..............................      4
    Plan of Distribution..............................      5
    Legal Matters.....................................      6
    Experts...........................................      6

       No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders or any underwriters, brokers or agents. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is traded on the Nasdaq National Market System. Reports, proxy statement and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington D.C. 20006.

       This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission under the Exchange Act and are incorporated by reference herein:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 31, 1995.

     b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed with the Commission on May 15, 1995.

     c. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     d. The Company's Current Reports on Form 8-K filed with the Commission on March 15, 1995 as amended by the Current Report on Form 8-K/A filed with the Commission on May 15, 1995, April 10, 1995, April 28, 1995 and May 17, 1995.

     e. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Newport Corporation, Attention: Robert C. Hewitt, Vice President, Chief Financial Officer, Secretary and Treasurer, 1791 Deere Avenue, Irvine, California 92714, telephone number (714) 863-3144.

                                  THE COMPANY

     The Company was incorporated in Nevada on November 9, 1938. The principal office of the Company is located at 1791 Deere Avenue, Irvine, California 92714, and its telephone number is (714) 863-3144. Unless the context otherwise requires, references to the "Company" herein include Newport Corporation and each of its operating subsidiaries.

                                USE OF PROCEEDS

     The proceeds from the sale of each Selling Shareholders' Common Stock will belong to the Selling Shareholders. The Company will not receive any proceeds from such sales of the Common Stock.

                              SELLING SHAREHOLDERS

Former ROI Shareholders

     The Company issued 1,251,000 shares of Common Stock to the Former ROI Shareholders on February 28, 1995, pursuant to the terms of the ROI Stock Purchase Agreement under which the Company acquired 100% of the outstanding common stock of ROI. Pursuant to the ROI Stock Purchase Agreement, the Company agreed to file a registration statement with the Commission to register the shares of Common Stock received by the Former ROI Shareholders for resale by them, and to keep the registration statement effective for a period of three years from February 28, 1995. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the ROI Stock Purchase Agreement. The Former ROI Shareholders agreed not to sell, or in any other way reduce their risk relative to, the Common Stock until such time as financial results covering at least 30 days of post-closing operations have been published. The Company anticipates these results will be published in mid-May 1995.

     The following table sets forth (i) the name of each Former ROI Shareholder and (ii) the number and percentage of shares of Common Stock owned by each Former ROI Shareholder prior to the offering and being registered hereby. Upon completion of the offering, assuming all of the shares held by the Former ROI Shareholders being registered hereby are sold and that the Former ROI Shareholders acquire no additional shares of Common Stock prior to the completion of this offering, the Former ROI Shareholders will beneficially own no shares of Common Stock of the Company.

                                                       Shares Owned         Percent of Common Stock
  Name                                              Prior to Offering          Prior to Offering
  ----                                              -----------------       -----------------------
The John G. Hartwell Family Trust                      417,000                      4.9%
Mark G. Arenal                                         417,000                      4.9%
The Harry and Patricia Brown Living Trust 1994         417,000                      4.9%
- -----------

     In connection with the acquisition of 100% of the outstanding common stock of ROI by the Company, ROI entered into (i) an employment agreement with Mr. Hartwell whereby Mr. Hartwell will serve as a Vice President of ROI until March 31, 1996, (ii) an employment agreement with Mr. Arenal whereby Mr. Arenal will serve as a Vice President of ROI until March 31, 1997, and (iii) an employment agreement with Mr. Brown whereby Mr. Brown will serve as a Vice President of ROI until March 31, 1997. Other than as described herein, the Former ROI Shareholders do not have any material relationships with the Company.

Former LCI Shareholders

     The Company issued 128,000 shares of Common Stock to the Former LCI Shareholders on March 30, 1995, pursuant to the terms of the LCI Stock Purchase Agreement under which the Company acquired 100% of the outstanding common stock of LCI. Pursuant to the LCI Stock Purchase Agreement, the Company agreed to file a registration statement with the Commission to register the shares of Common Stock received by the Former LCI Shareholders for resale by them, and to keep the registration statement effective for a period of three years from March 30, 1995. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the LCI Stock Purchase Agreement. The Former LCI Shareholders agreed not to sell, or in any other way reduce their risk relative to, the Common Stock until such time as financial results covering at least 30 days of post-closing operations have been published. The Company anticipates these results will be published in mid-August 1995.

     The following table sets forth (i) the name of each Former LCI Shareholder and (ii) the number and percentage of shares of Common Stock owned by each Former LCI Shareholder prior to the offering and being registered hereby. Upon completion of the offering, assuming all of the shares held by the Former LCI Shareholders being registered hereby are sold and that the Former LCI Shareholders acquire no additional shares of Common Stock prior to the completion of this offering, the Former LCI Shareholders will beneficially own no shares of Common Stock of the Company.

                               Shares Owned            Percent of Common Stock
Name                        Prior to Offering             Prior to Offering
- ----                        -----------------          -----------------------
Mark S. Koenig                   64,000                           *
John L. Koenig                   64,000                           *
- ----------

* Amount represents less than 1%.

     In connection with the acquisition of 100% of the outstanding common stock of LCI by the Company, LCI entered into (i) an employment agreement with Mr. John Koenig whereby Mr. John Koenig will serve as the President of LCI until March 30, 1998, and (ii) an employment agreement with Mr. Mark Koenig whereby Mr. Mark Koenig will serve as the Executive Vice President of LCI until March 30, 1998. Other than as described herein, the Former LCI Shareholders do not have any material relationships with the Company.

                              PLAN OF DISTRIBUTION

     All or a portion of the Common Stock offered by this Prospectus may be offered for sale, from time to time on the Nasdaq National Market or on one or more exchanges, or otherwise at prices and terms then obtainable, or in negotiated transactions. The distribution of these securities may be effected in one or more transactions that may take place on the over-the-counter market, including, among others, ordinary brokerage transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

     The Company will not receive any part of the proceeds from the sale of Common Stock. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

       All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, including the reasonable fees and expenses of counsel for the ROI Shareholders and counsel for the LCI Shareholders. The Selling Shareholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes.

       Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                                 LEGAL MATTERS

       The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                    EXPERTS

       The consolidated financial statements and schedule of the Company as of December 31, 1994 and 1993, the five months ended December 31, 1992 and the year ended July 31, 1992 incorporated by reference herein and elsewhere in the registration statement have been incorporated by reference herein and elsewhere in the registration statement in reliance upon the report of Ernst & Young LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

       Insofar as indemnification or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

============================================================================

                               1,379,000 SHARES

                              NEWPORT CORPORATION

                                 Common Stock


                                ---------------
                                  PROSPECTUS
                                ---------------


                                 May 17, 1995

=============================================================================

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14, Other Expenses of Issuance and Distribution
- ----------------------------------------------------

     The following sets forth the costs and expenses, all of which shall be borne by the Company, in connection with the offering of the shares of Common Stock pursuant to this Registration Statement:

          Securities and Exchange Commission Fee.....   $3,923.02
          Accounting Fees and Expenses...............   $5,000.00*
          Legal Fees and Expenses....................   $6,000 00*
                                                        ---------
               Total                                   $14,923.02
- -----------
* Estimated

Item 15. Indemnification of Directors and Officers.
- ---------------------------------------------------

     Article VIII of the Company's Restated Bylaws provides for indemnification of officers, directors, employees and agents of the Company as permitted by
Section 78.751 of the Nevada Revised Statutes Annotated.

     Article Tenth of the Company's Articles of Incorporation provides, among other things, that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law, as amended from time to time. The effect of this provision is to obligate the Company to indemnify its directors and officers in respect of all liabilities and expenses arising out of third party claims, derivative claims and criminal, administrative, and investigative proceedings, even if these persons were negligent or grossly negligent, provided that the director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful

     In addition, in November 1987, the Company's stockholders approved the establishment of a comprehensive program of indemnification for the Company's directors and officers. Pursuant to this program, the Company has entered into indemnification agreements with its directors and officers which obligate the Company to indemnify its directors and officers against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement in connection with any lawsuit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the Company) if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. In the case of derivative actions, indemnification extends only to expenses incurred in connection with the defense or settlement of the action, unless court approval is obtained for indemnification of amounts paid in settlement to the Company. In addition, the indemnification program authorizes the Company to create a trust fund to ensure fulfillment of the Company's indemnity obligations to its directors and executive officers. If implemented, this trust arrangement would require the Company to make a minimum deposit to the trust fund and thereafter maintain the fund at the minimum balance or above. The Company has not yet taken steps to establish the trust.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.
- ------------------

    2.1 Stock Purchase Agreement dated as of February 14, 1995, among Newport Corporation as Purchaser, RAM Optical Instrumentation, Inc. and Mark G. Arenal, Harry J. Brown, The Harry & Patricia Brown Living Trust 1994, John G. Hartwell, and The John G. Hartwell Family Trust Established 1/3/90 as Sellers. Incorporated by reference to Exhibit 2.1 of the Company's Current Report on 8-K for March 15, 1995.

    5    Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
         Corporation.

    23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5).

    23.2 Consent of Ernst & Young LLP.

    24 Power of Attorney (included on the signature page to the Registration Statement--see pages II-4 and II-5).

Item 17. Undertakings.
- ----------------------

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S~3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 17th day of May, 1995.

                                         NEWPORT CORPORATION

                                         By:
                                            /s/ Richard E. Schmidt
                                            ------------------------------------
                                            Richard E. Schmidt
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Newport Corporation, do hereby constitute and appoint Richard E. Schmidt and Robert C. Hewlit, or either of them, as our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                   Date
     ---------                          -----                   ----

/s/ Richard E. Schmidt      Chairman of the Board of      May 17, 1995
- -----------------------     Directors, Chief Executive
Richard E. Schmidt          Officer and Director


/s/ Robert C. Hewitt        Vice President--Chief         May 17, 1995
- -----------------------     Financial Officer
Robert C. Hewitt            (Principal Financial
                            Officer), Secretary
                            and Treasurer


/s/ Richard T. Tarmey       Vice President and            May 17, 1995
- ----------------------      Controller (Principal
Richard T. Tarmey           Accounting Officer)

/s/ R. Jack Aplin               Director             May 17, 1995
- -----------------------
R. Jack Aplin


/s/ Dan L. McGurk               Director             May 17, 1995
- -----------------------
Dan L. McGurk


/s/ C. Kumar N. Patel           Director             May 17, 1995
- -----------------------
C. Kumar N. Patel


/s/ Robert L. Guyett            Director             May 17, 1995
- -----------------------
Robert L. Guyett


/s/ Louis B. Horwitz            Director             May 17, 1995
- -----------------------
Louis B. Horwitz


                                Director             May   , 1995
- -----------------------                                  --
John T. Subak

                                 EXHIBIT INDEX
EXHIBIT                                                             SEQUENTIAL
NUMBER                            DESCRIPTION                       PAGE NUMBER
- ------                            -----------                       -----------

  2.1 Stock Purchase Agreement Dated as of February 14, 1995, among Newport Corporation as Purchaser, RAM Optical Instrumentation, Inc. and Mark G. Arenal, Harry J. Brown, The Harry & Patricia Brown Living Trust 1994, John G. Hartwell, and The John G. Hartwell Family Trust Established 1/3/90 as Sellers. Incorporated by reference to Exhibit 2.1 of the Company's Current Report on 8-K for March 15, 1995.

  5    Opinion of Stradling, Yocca, Carlson & Rauth, a
       Professional Corporation.

 23.1  Consent of Stradling, Yocca, Carlson & Rauth, a
       Professional Corporation (Included in Exhibit 5).

 23.2  Consent of Ernst & Young LLP.

 24 Power of Attorney (included on the signature page to the Registration Statement--see pages II-4 and II-5).